                                                                      EXHIBIT 21

                                SUBSIDIARIES OF
                    POTASH CORPORATION OF SASKATCHEWAN INC.

                                                              JURISDICTION OF INCORPORATION
NAME OF ENTITY                                                        OR FORMATION
--------------                                                -----------------------------
Potash Corporation of Saskatchewan Transport Limited........  Saskatchewan
Canpotex Bulk Terminals Limited.............................  Canada
PCS Sales (Canada) Inc......................................  Saskatchewan
Potash Corporation of Saskatchewan (Florida) Inc............  Florida
PCS Sales (Iowa), Inc.......................................  Iowa
PCS Joint Venture, LP.......................................  Florida
PCS Sales (Indiana), Inc....................................  Indiana
609430 Saskatchewan Limited.................................  Saskatchewan
Potash Holding Company, Inc.................................  Delaware
PCS Sales (USA), Inc........................................  Delaware
PCS Finance LLC.............................................  Delaware
Phosphate Holding Company, Inc..............................  Delaware
White Springs Agricultural Chemicals, Inc...................  Delaware
White Springs Phosphate, Inc................................  Delaware
PCS Phosphate Company, Inc..................................  Delaware
Cardinal Creek Corporation..................................  Colorado
Moab Salt, Inc..............................................  Delaware
Texagulf Aircraft Inc.......................................  Delaware
Lone Star Salt Water Company................................  Texas
Mideast Distributors, Inc...................................  Delaware
Tg Corporation..............................................  Delaware
Albright & Wilson Company...................................  Virginia
PCS Nitrogen, Inc...........................................  Delaware
PCS Luxembourg Finance (S.a.r.1.)...........................  Luxembourg
Sarmento Limited............................................  Ireland
PCS Nitrogen Payroll Corporation............................  Delaware
PCS Nitrogen Amm Term Corp II...............................  Delaware
PCS Nitrogen Amm Term Corp I................................  Texas
Houston Ammonia Terminal, L.P...............................  Delaware
AA Sulfuric Corp............................................  Louisiana
PCS Nitrogen Trinidad Fertilizer Corporation................  Delaware
PCS Nitrogen Fertilizer Limited.............................  Trinidad
PCS Nitrogen Holding Company................................  Delaware
PCS Nitrogen Limited........................................  Trinidad
Augusta Service Company Inc.................................  Delaware
PCS L.P. Inc................................................  Delaware
PCS Nitrogen Fertilizer Operations, Inc.....................  Delaware
PCS Nitrogen Ohio, L.P......................................  Delaware
PCS Nitrogen Fertilizer, L.P................................  Delaware
PCS Nitrogen LCD Corporation................................  Delaware
AC Industries...............................................  Delaware
PCS Nitrogen Trinidad Corporation...........................  Delaware

                                                              JURISDICTION OF INCORPORATION
NAME OF ENTITY                                                        OR FORMATION
--------------                                                -----------------------------
PCS Nitrogen Cayman Limited.................................  Cayman
PCS Nitrogen Trinidad Limited...............................  Trinidad
PCS Nitrogen Trinidad Finance Ltd...........................  United Kingdom
Nutriciones Integradeas Agricoles...........................  Mexico
ARWE........................................................  Mexico